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                   Baxter International Inc. and Subsidiaries

     Exhibit 11.2 - Computation of Fully Diluted Earnings Per Common Share

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
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(Unaudited) (in millions, except per share data)                                              Three Months Ended
                                                                                                       March 31,
                                                                             1997(a)        1997(a)         1996
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
EARNINGS
  Income (loss) from continuing operations applicable
     to common stock                                                          $(203)         $(203)         $138
  Income from discontinued operations                                             0              0            20
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  Net income (loss) available for common stock                                $(203)         $(203)         $158
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SHARES
  Weighted average number of common shares
     outstanding                                                                274            274           272
  Additional shares assuming exercise of
     stock options, performance share awards and
     stock purchase plan subscriptions                                           --              8             5
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  Average common shares and equivalents outstanding                             274            282           277
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FULLY DILUTED EARNINGS PER COMMON SHARE
  Income (loss) from continuing operations                                   $(0.74)        $(0.72)        $0.50
  Income from discontinued operations                                             0              0          0.07
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  Net income (loss)                                                          $(0.74)        $(0.72)        $0.57
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(a) For the three months ended March 31, 1997, fully diluted earnings (loss) per common share has been computed with and without anti-dilutive common stock equivalents.